UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: August 10, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed on August 11, 2022 (the “Prior 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”), on August 10, 2022, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH” and collectively with Earthstone, the “Company”), as buyer, and Titus Oil & Gas Production, LLC, a Delaware limited liability company (“TOGI”), Titus Oil & Gas Corporation, a Delaware corporation, Lenox Minerals, LLC, a Delaware limited liability company, and Lenox Mineral Title Holdings, Inc., a Delaware corporation (collectively, “Titus I”), as seller, consummated the transactions contemplated in that certain Purchase and Sale Agreement dated June 27, 2022, by and among the Company and Titus I (the “Titus I Purchase Agreement”) that was previously reported on Form 8-K filed on June 29, 2022 with the SEC. Also on August 10, 2022, Earthstone, EEH, as buyer, and Titus Oil & Gas Production II, LLC, a Delaware limited liability company (“TOGII”), Lenox Minerals II, LLC, a Delaware limited liability company, and Lenox Mineral Holdings II, LLC, a Delaware limited liability company (collectively, “Titus II” and together with Titus I, “Titus”), as seller, consummated the transactions contemplated in that certain Purchase and Sale Agreement dated June 27, 2022, by and among the Company and Titus II (the “Titus II Purchase Agreement,” and together with the Titus I Purchase Agreement, the “Purchase Agreements”) that was previously reported on Form 8-K filed on June 29, 2022 with the SEC. At the closing of the Purchase Agreements, among other things, EEH acquired (the “Titus Acquisition”) interests in oil and gas leases and related property of Titus I and Titus II located in the Delaware Basin, New Mexico (the “Titus Properties”), for an aggregate purchase price (the “Purchase Price”) of approximately $575.9 million in cash (“Cash Consideration”), net of preliminary and customary purchase price adjustments and subject to final post-closing settlement between EEH and Titus, and an aggregate 3,857,015 shares (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, par value $0.001 per share, of Earthstone (the “Class A Common Stock”), net of preliminary and customary purchase price adjustments. At the closing of the Titus Acquisition, $64.5 million of the Cash Consideration was deposited in an escrow account to support Titus’ indemnity obligations under the Purchase Agreements, 1,811,132 of the Shares (the “Titus I Closing Shares”) were issued to Titus Oil & Gas, LLC, an affiliate of TOGI (“Titus O&G”), and 2,045,883 of the Shares (the “Titus II Closing Shares”) were issued to Titus Oil & Gas Investments II, LLC, an affiliate of TOGII (“Titus O&G II”).

Earthstone is filing this amendment to the Prior 8-K for the purpose of providing (i) the audited statements of revenues and direct operating expenses of the Titus Properties for the years ended December 31, 2021 and 2020, (ii) unaudited statements of revenues and direct operating expenses of the Titus Properties for the six months ended June 30, 2022 and 2021 and (iii) the unaudited pro forma financial statements giving effect to the Titus Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited statements of revenues and direct operating expenses of the Titus Properties for the years ended December 31, 2021 and 2020 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Unaudited statements of revenues and direct operating expenses of the Titus Properties for the six months ended June 30, 2022 and 2021 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of June 30, 2022 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 are attached hereto as Exhibit 99.3 and incorporated herein by reference. These unaudited pro forma financial statements give effect to the Titus Acquisition on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP.
99.1	Audited statements of revenues and direct operating expenses of the Titus Properties for the years ended December 31, 2021 and 2020.
99.2	Unaudited statements of revenues and direct operating expenses of the Titus Properties for the six months ended June 30, 2022 and 2021.
99.3
Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of June 30, 2022 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the six months ended June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	September 30, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration